Exhibit 10.10

No. 040043

Building &Construction Contract

Consigner: Inner Mongolia Zhunger Heat Power Co., Ltd

Contractor:(stamp) Zhunger Gongxing Construction Engineering Co., Ltd signing date: Sep 10, 2004

Consigner: Inner Mongolia Zhunger Heat Power Co., Ltd

Contractor: Zhunger Gongxing Construction Engineering Co., Ltd

Both sides sign this contract about this construction based on equality, free will, equity and honest, according to national contract law, national building law, and other relevant law and rules , it is as follows:

1.

general situation about construction

Name of construction:

office building in Inner Mongolia Zhunger Heat Power Co.,Ltd.

Address of construction:

Xuejiawan She, Changshengdian village, Xuejiawan Town, Zhunger County.

Content of construction:

contract to build basic construction, heating, water supply and drainage, electricity supply and illumination.

2.

Contract range:

basic construction, heating, water supply and drainage, electricity supply and illumination. change required by consigner not included.

3.

Working period in contract

beginning date: Sep 10, 2004

ending date:   May 31, 2005

4.

Quality standard: meets the using needs.

if there occurs the following item, working period should be postponed.

a.

consigner can not supply drawing and working condition stipulated in contract.

b.

consigner can not pay for construction money stipulated in contract , leading to construction performed abnormally.

c.

change in design and increase in construction.

d.

water and electricity supply cutting off exceeds more than 8 hours.

e.

force majeure.

f.

other disturb leads to work to be stopped.

5.

Total value for contract:

price is RMB646 per m²based on building area, building area is calculated actually.

1.

[Total land acreage used: 1744 m², including 840 m² for office building, 200 m² for park, 304 m² for car-barn and warehouse, 320 m² for greenbelt, 80 m² for road. The land usage charge is calculated additionally.

2.

Acreage of office building: three floors, frame structure, acreage is 2255.4 m²,constructing price is RMB664 per m², total construction expense is RMB1,686,609.60

3.

Acreage of car-barn and warehouse: 304 m², constructing price is RMB664 per m², total construction charge is RMB 260,000.

4.

Subsidiary establishment and road paving expense budget is RMB 300,000.

5.

Total construction expense is RMB 2,246,609.6]

1.

Effectiveness

date of signing :Sep 10, 2004

place of signing

negotiated by two sides: this contract will be effective when signed by two sides.

2.

Responsibility in both sides

7.1 consigner’s responsibility:

a.

 transact land requisition and land leveling off, ensure construction condition in land.

b.

water and electricity required by construction should be connected to construction field from outer, and ensure construction needs.

c.

connect path from construction field to public road, meets the needs of construction shipping.

d.

supply information of engineering geology and underground pipeline in construction field to contractor, which should be actual and accurate.

e.

construction license and other certificate.

f.

confirm level position and contro position in coordinates, hand to contractor in writing and check in construction field.

g.

organize contractor and design unit to examine drawing and to clarify design.

h.

submit 5 sets of full drawing to contactor before construction.

0.1

 contractor’s responsibility

a. supply construction schedule and relevant construction finish statement.

b. ensure construction field clear meeting relevant stipulation in environment.

c. supply illumination and fence equipment used in construction non-night, also supply safe guard.

d. obey management stipulation in traffic ,noise, environment protection and safety production regulated by relevant chief department in government. relevant document , and inform consigner in writing.

1.

construction quality and checking & accepting

contractor should construct according to national quality checking & accepting and drawing requirement, accept consigner’s checking and accepting, meet the needs of agreement by two sides. The checking and accepting by consigner should not influence on construction, if there is hidden condition or middle checking and accepting, contractor should experience self check, also inform consigner checking & accepting in writing 48 hours advance , and should prepare checking and accepting records, after checking out, consigner should sign in records, then contractor can hide and continue to construct; if consigner can not check and accept on time, contractor can perform self checking and accepting, and consigner should accept records.

2.

safety construction

a.

contractor should obey relevant stipulation for safety production in construction, construct strictly according to safety standard, take necessary steps of safety protection, eliminate hidden trouble. if contractor takes improper steps leading to accidents, the responsibility and incurred hurt expenditure should be borne by contractor.

b.

consigner should take safety lessons to staff in construction field, also in charge of their safety. Consigner can not require contractor to construct against safety stipulation, if safety accident caused by consigner, consigner should bear relevant responsibility and incurred expense. If consigner finds contractor disobey rules, consigner has the right to stop construction.

3.

payment

a.

contractor carries out this construction at the price of RMB646 per m²(including 12% management charge). If consigner increase construction change or construction quantity, all the expense incurred should be borne by consigner. calculating method for expense: direct expense in contract plus 12% management expense.

b.

consigner must pay plan capital according to construction headway, contractor should report construction worked quantity according to construction headway, remark: consigner will not pay the first 25% of construction, after 25% is finished,

4.

construction checking & approving and payment

a.

contractor should supply consigner full finishing information and checking & approving report according to relevant stipulation in finished construction checking and approving. consigner should proceed checking & approving within 3 days when receiving checking & approving report, if not check and approve on schedule, consigner should bear construction safekeeping and all accident responsibility.

b.

within 15 days when submitting checking & approving report, contractor should submit consigner finished construction settlement report and full settlement information, both sides perform settlement according to stipulation in contract. consigner should check information within 15 days when receiving ,within 10 days when information is checked, consigner should pay contractor the remaining capital deducting 10% of total amount as quality guarantee fund.

5.

quality guarantee and guarantee fund

a.

quality guarantee: waterproof 2 years, fitment 1 year, electric equipment water supply & drain, heat supply 2 years. the usage period for basic construction in base and main structure in construction is reasonable period stipulated in design plan, except what caused by drawing amendment by consigner.

b.

quality guarantee fund: both sides agree that quality guarantee fund covers 10% of total amount in construction. if there is quality problem or disfigurement in construction, contractor should be in charge of maintaining, after guarantee period, consigner should pay contractor guarantee fund.

6.

breaching responsibility

should be borne by breaching side.

14. there is duplicate ,each side holds one. it is effective when both sides sign.

Consigner :(stamp)  Inner Mongolia Zhunger Heat Power Co., Ltd

Representative: Wu Weidong

Contractor: (stamp) Contractor: Zhunger Gongxing Construction Engineering Co.,Ltd

Representative:  Chen Jianping

Signing date: Sep 10, 2004